Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1907

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY, INC. EXPECTS DOMESTIC COKE PRODUCTION

WILL EXCEED 1 MILLION TONS IN THIRD QUARTER 2013

Lisle, IL (October 4, 2013) – SunCoke Energy, Inc. (NYSE: SXC) today reported that domestic coke production for third quarter 2013 is expected to be 1,081 thousand tons, down 16 thousand tons from 1,097 thousand tons in third quarter 2012. The year-over-year change primarily reflects 17 thousand tons in lower production at the Indiana Harbor cokemaking facility, which is undergoing a significant refurbishment.

Domestic capacity utilization in third quarter 2013 is estimated to be 101 percent, down 2 percentage points from the same prior year period primarily due to lower production at Indiana Harbor.

Domestic Coke Production and Capacity Utilization

For quarter ended September 30,	2013(1)	2012
Domestic Coke Production (in thousands of tons)(2)	1,081	1,097
Capacity Utilization (percent)	101	103

(1)	Estimated
(2)	Includes estimated coke production attributable to SunCoke Energy Partners, L.P. of 291 and 293 thousand tons for the quarters ended September 30, 2013 and 2012, respectively.

See exhibit at end of release for Domestic Coke Production schedule for the last four quarters.

UPCOMING EVENTS

•	SunCoke Energy, Inc. tentatively plans to report third quarter 2013 financial results before market open and host an investor conference call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on Friday, October 25, 2013. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Investors may also participate in this call by dialing 1-800-471-6718, confirmation code 35775371.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery

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cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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SunCoke Energy, Inc.

Domestic Coke Production and Capacity Utilization

	Quarter ended		Quarter ended		Quarter ended		Quarter ended
	September 30,		June 30,		March 31,		December 31,
	2013*	2012	2013	2012	2013	2012	2012	2011
Domestic Coke Production (in thousands of tons)	1,081	1,097	1,081	1,095	1,051	1,068	1,082	1,015
Capacity Utilization (percent)	101	103	101	104	101	101	101	100

*	Estimated